FIFTH AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 1st day of October, 2008 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, as Amended as of June
8, 2006, as of June 27, 2007, as of September 24, 2007 and as of January 31, 2008 (the "Agreement") by and between Phoenix Opportunities Trust (formerly known as Phoenix-Seneca Funds), a Delaware statutory trust (the "Trust") and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser") as follows:

1.	All references to Phoenix Growth Opportunities Fund and
Phoenix International Strategies Fund are hereby deleted from the Agreement.

2.	The names of the series party to this agreement have been
changed as follows:  Phoenix Bond Fund is now Virtus Bond
Fund; Phoenix Diversifier PHOLIO is now Virtus Alternatives Diversifier Fund; Phoenix Market Neutral Fund is now Virtus Market Neutral Fund; Phoenix Wealth Accumulator PHOLIO is now Virtus Wealth Accumulator Fund; Phoenix Wealth Builder
PHOLIO is now Virtus Wealth Builder Fund; Phoenix Wealth
Guardian PHOLIO is now Virtus Wealth Guardian Fund; Phoenix
CA Tax-Exempt Bond Fund is now Virtus CA Tax-Exempt Bond
Fund; Phoenix Core Bond Fund is now Virtus Core Bond Fund; Phoenix Global Utilities Fund is now Virtus Global
Infrastructure Fund; Phoenix High Yield Fund is now Virtus
High Yield Fund; Phoenix International Real Estate
Securities Fund is now Virtus International Real Estate Securities Fund; Phoenix Money Market Fund is now Virtus
Money Market Fund; Phoenix Multi-Sector Fixed Income Fund is now Virtus Multi-Sector Fixed Income Fund; Phoenix Multi-Sector Short Term Bond Fund is now Virtus Multi-
Sector Short Term Bond Fund; Phoenix Real Estate Securities
Fund is now Virtus Real Estate Securities Fund; Phoenix
Senior Floating Rate Fund is now Virtus Senior Floating
Rate Fund; Phoenix Worldwide Strategies Fund is now Virtus Worldwide Strategies Fund and Phoenix Foreign Opportunities
Fund is now Virtus Foreign Opportunities Fund.

3.	Schedule A to the Agreement is hereby deleted in its
entirety and Schedule A attached hereto is substituted in its place.

4.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5.	This Amendment may be executed in one or more counterparts,
each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

[signature page follows]

      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

PHOENIX OPPORTUNITIES TRUST


By: /s/George R. Aylward
Name:	George R. Aylward
Title:    President

VIRTUS INVESTMENT ADVISERS, INC.


By: /s/John H. Beers
Name:	John H. Beers
Title:   Vice President and Clerk



SCHEDULE A

SERIES                                         INVESTMENT ADVISORY FEE

Virtus Alternatives Diversifier Fund                   0.10%

Virtus Bond Fund                                       0.50%

Virtus Market Neutral Fund                             1.50%

Virtus Wealth Accumulator Fund                         0.10%

Virtus Wealth Builder Fund                             0.10%

Virtus Wealth Guardian Fund                            0.10%


                                    1ST $1      $1+          $2+
                                    BILLION     BILLION      BILLION
                                                THROUGH
                                                $2
                                                BILLION

Virtus CA Tax-Exempt Bond Fund      0.45%        0.40%        0.35%

Virtus Core Bond Fund               0.45%        0.40%        0.35%

Virtus Global Infrastructure Fund   0.65%        0.60%        0.55%

Virtus High Yield Fund              0.65%        0.60%        0.55%

Virtus International Real
Estate Securities Fund              1.00%        0.95%        0.90%

Virtus Money Market Fund            0.40%        0.35%        0.30%

Virtus Multi-Sector Fixed
Income Fund                         0.55%        0.50%        0.45%

Virtus Multi-Sector Short
Term Bond Fund                      0.55%        0.50%        0.45%

Virtus Real Estate Securities Fund  0.75%        0.70%        0.65%

Virtus Senior Floating Rate Fund    0.60%        0.55%        0.50%

Virtus Worldwide Strategies Fund    0.85%        0.80%        0.75%



                                    1ST $2      $2+          $4+
                                    BILLION     BILLION      BILLION
                                                THROUGH
                                                $4
                                                BILLION

Virtus Foreign Opportunities Fund   0.85%        0.80%        0.75%